                                                                  EXHIBIT 16.1


February 7, 2000


U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Ladies and Gentlemen:

     RE:  GLOBAL MEDIA CORP.

We have read Item 4 of Form 8-K dated January 27, 2000, of Global Media Corp., and are in agreement with the statements contained in the second paragraph therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours very truly,

/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP,
Chartered Accountants